Exhibit 4.4

Warrant No. [ ]

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR (II) THE COMPANY HAS RECEIVED (IF REQUESTED BY THE COMPANY)_AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Date of Issuance: [ ], 2015 (“Issuance Date”)

VARIANT PHARMACEUTICALS, INC.

WARRANT CERTIFICATE

FOR VALUE RECEIVED, Variant Pharmaceuticals, Inc., a Florida corporation (the “Company”), hereby certifies that L&F Research LLC, or its registered transferees, successors or assigns (each Person (as defined below) holding all or a part of this Warrant being referred to as a “Holder”), is the registered holder of this Warrant (the “Warrant”) to subscribe for the purchase of [ ] Warrant Shares (as defined below), as adjusted from time to time as provided herein, during the Exercise Period (as defined below), all subject to the following terms and conditions.

This Warrant (the “Warrant”) is being issued pursuant to the Subscription Agreement, dated as of the date hereof (the “Subscription Agreement”), by and between the Company and L&F Research LLC, which was entered into in connection with the License Agreement, effective as of the Issuance Date set forth above, by and between the Company and L&F Research LLC (the “License Agreement”).

For purposes of this Warrant the following terms shall have the following meanings:

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of Miami are authorized or required by law to remain closed.

“Change in Control” shall be deemed to have occurred if (i) there shall be consummated (A) any consolidation, merger or other business combination of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s Common Stock would be converted into cash, securities or other property, other than a consolidation, merger or other business combination of the Company in which the holders of the Company’s Common Stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or (ii) the stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company, or (iii) any Person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)), other than the Company or any executive benefit plan sponsored by the Company, or such Person who on the date hereof is a 20% or more beneficial owner, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, or (iv) at any time during a period of two consecutive years, individuals who at the beginning of such period, constituted the Board of Directors of the Company shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company’s stockholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office, who were directors at the beginning of such two-year period.

“Common Stock” means the Common Stock, par value $0.00001 per share, of the Company.

“Exercise Date” means the earlier of (i) [the date hereof] OR [the date on which [specify the applicable milestone set forth in Exhibit B of the Subscription Agmt] has been satisfied] and (ii) the date that is twenty (20) Business Days before the earlier of (A) the effective date of the first Change in Control after the date hereof and (B) the record date, if any, with respect such Change in Control.

“Exercise Price” means [$1.00 per share] OR [the price per share of Common Stock that the Company sells to the first bona fide, third party investor after the date hereof.]

“Expiration Date” means the earlier of (i) 11:59 p.m., Miami Time, on the fifth anniversary of the Exercise Date and (ii) the date and time that the first Change in Control is consummated.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

”Warrant Shares” shall mean shares of Common Stock issuable upon exercise of the Warrant.

1. DURATION AND EXERCISE OF WARRANTS

(a) Exercise Period. The Holder may exercise this Warrant in whole or in part at any time from and after the Exercise Date and on or before the Expiration Date (the “Exercise Period”).

(b) Exercise Procedures.

(i) While this Warrant remains outstanding and exercisable in accordance with Section 1(a), the Holder may exercise this Warrant in whole or in part at any time and from time to time by:

(A) delivery to the Secretary of the Company of a duly executed copy of the Notice of Exercise attached as Exhibit A;

(B) surrender of this Warrant to the Secretary of the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder; and

(C) payment of the then-applicable Exercise Price per share multiplied by the number of Warrant Shares being purchased upon exercise of the Warrant (such amount, as calculated at the time of each exercise, the “Aggregate Exercise Price”) made in the form of cash, or by certified check, bank draft or money order payable in lawful money of the United States of America.

In lieu of delivering the Exercise Price in cash or check, bank draft or money order, the Holder may elect to exercise this Warrant by surrendering a portion of the Warrant Shares to satisfy the aggregate Exercise Price (“Net Issue Exercise”). If the Holder wishes to elect the Net Issue Exercise, the Holder shall notify the Company of its election in writing at the time it delivers to the Company the Notice of Exercise. In the event the Holder shall elect Net Issue Exercise, the Holder shall receive the number of shares of Common Stock equal to the product of (a) the number of shares of Common Stock purchasable under the Warrant, or portion thereof being exercised, and (b) the Current Market Value (defined below) of one share of Common Stock minus the Exercise Price, divided by (c) the Current Market Value of one share of Common Stock. Current Market Value means: (1) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ system, the Current Market Value shall be the last reported sale price of the Common Stock on such exchange or system on the last Business Day prior to the date of exercise of this Warrant, or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or system; (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, the Current Market Value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last Business Day prior to the date of the exercise of this Warrant; or (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the Current Market Value shall be determined in good faith by the Company’s Board of Directors.

(ii) Upon the exercise of this Warrant in compliance with the provisions of this Section 1(b), the Company shall promptly issue and cause to be delivered to the Holder a certificate for the Warrant Shares purchased by the Holder. Each exercise of this Warrant shall be effective immediately prior to the close of business on the date (the “Date of Exercise”) that the conditions set forth in Section 1(b) have been satisfied. On the first Business Day following the date on which the Company has received each of the Notice of Exercise and the Aggregate Exercise Price (the “Exercise Delivery Documents”), the Company shall transmit an acknowledgment of receipt of the Exercise Delivery Documents to the Company’s transfer agent, if other than the Company (the “Transfer Agent”). On or before the third Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the “Share Delivery Date”), the Company at its expense shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or if the Warrant Shares are not eligible for inclusion therein or if the Holder shall so request, issue and dispatch by overnight courier to the address as specified in the Notice of Exercise, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares.

(c) Partial Exercise. This Warrant shall be exercisable, either in its entirety or from time to time in part, only for the number of Warrant Shares available for exercise under this Warrant. If this Warrant is exercised and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the actual number of Warrant Shares being acquired upon such an exercise, then the Company shall, as soon as practicable and in no event later than five (5) Business Days after any such exercise and at its own expense, issue a new Warrant of like tenor representing the right to purchase the remaining number of Warrant Shares purchasable hereunder after such exercise.

(d) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with the Subscription Agreement.

(e) Company’s Failure to Timely Deliver Securities.  Upon the exercise of this Warrant in compliance with the provisions of this Section 1, if the Company shall fail for any reason or for no reason to issue to the Holder by the Share Delivery Date, in accordance with Section 1(b) hereof, the Warrant Shares to which the Holder is entitled upon the Holder’s exercise (or deemed exercise) of this Warrant, and if on or after such Share Delivery Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either: (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other accountable, out of pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to issue such shares of Common Stock shall terminate; or (ii) promptly honor its obligation to deliver the Warrant Shares, in accordance with Section 1(b) hereof, and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) the number of Warrant Shares, times (B) the closing sale price (or value of a single share of Common Stock, if otherwise derived) on the date of exercise.  Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver the Warrant Shares upon the exercise (or deemed exercise) of this Warrant as required pursuant to the terms hereof.

2. ISSUANCE OF WARRANT SHARES

(a) The Company covenants that all Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be (i) duly authorized, fully paid and non-assessable, and (ii) free from all liens, charges and security interests, with the exception of claims arising through the acts or omissions of any Holder and except as arising from applicable Federal and state securities laws.

(b) The Company shall register this Warrant upon records to be maintained by the Company for that purpose in the name of the record holder of such Warrant from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner thereof for the purpose of any exercise thereof, any distribution to the Holder thereof and for all other purposes.

(c) The Company will not, by amendment of its certificate of incorporation, by-laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, and will take all actions consistent with the carrying out of all the provisions of this Warrant.

3. ADJUSTMENTS OF EXERCISE PRICE, NUMBER AND TYPE OF WARRANT SHARES

(a) The Exercise Price and the Warrant Shares issuable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3.

(i) Subdivision or Combination of Stock. In case the Company shall at any time after the date hereof and prior to the Expiration Date subdivide (whether by way of stock dividend (other than as a result of an event provided for in Section 3(a)(ii) below), stock split or otherwise) its outstanding Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares shall be proportionately increased, and conversely, in case the outstanding Common Stock shall be combined (whether by way of stock combination, reverse stock split or otherwise) into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares issuable upon the exercise of this Warrant shall be proportionately decreased. The Exercise Price and the Warrant Shares issuable upon the exercise of this Warrant, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 3(a)(i).

(ii) Dividends in Stock, Property, Reclassification. If at any time, or from time to time, after the date hereof and prior to the Expiration Date, (x) there are changes in the outstanding Common Stock by reason of recapitalization, reclassification or reorganization of the capital stock of the Company (other than as a result of any event provided for in Section 3(a)(i) above), or (y) all of the holders of Common Stock shall have received or become entitled to receive, without payment therefor (other than as a result of any event provided for in Section 3(a)(i) above):

(A) any shares of stock or other securities that are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution, or

(B) additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement,

then, and in each such case, the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted proportionately, and the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Warrant Shares receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to above) that such Holder would hold on the date of such exercise had such Holder been the holder of record of such Warrant Shares as of the date on which such holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property (without regard to any limitations on exercise hereof, including, without limitation, those, if any, making this Warrant not yet exercisable as of such date). The Exercise Price and the Warrant Shares issuable upon the exercise of this Warrant, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 3(a)(ii).

(b) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 3, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

4. CHANGE IN CONTROL.

(a) Upon the consummation of a Change in Control, this Warrant shall automatically terminate. Prior to the consummation of a Change in Control, the Company shall make appropriate provision, including providing the notice set forth in Section 17 hereof, so that the Holder shall have the right to receive, with respect to the Holder’s Warrant Shares, upon exercise of the Warrant, the same consideration that the holders of the Common Stock shall receive in connection with the consummation of the Change in Control.

(b) Notwithstanding anything in Section 4(a) above to the contrary, this Warrant shall be deemed to have been exercised in accordance with Section 1, without any action on the part of the Holder, immediately prior to any Change in Control, if the consideration to be paid with respect to each share of Common Stock in such Change in Control is greater than the Exercise Price; provided, however, that the deemed exercise as per this Section 4(b) shall not occur if Holder in its sole discretion elects in writing, by notice to the Company not later than the fifth day preceding the consummation of such Change in Control, not to have such deemed exercise occur.

5. REGISTRATION RIGHTS

(a) Except in connection with the initial public offering of the Company’s Common Stock or other equity securities (the “IPO”), for which the Holder shall not have any registration rights hereunder, whenever the Company proposes to register any of its equity securities under the Securities Act, excluding registrations on Forms S-4 or S-8, and the registration form to be used may be used for the registration of shares of Common Stock, whether a sale for the Company’s own account or for selling security holders (a “Piggyback Registration”), the Company will give written notice to the Holder prior to the filing of the registration statement of the Company’s intention to effect such a registration and, subject to the sentence immediately following and the Holder’s compliance with the requirements set forth in this Section 5, will include in such registration all Warrant Shares with respect to which the Company has received written request for inclusion therein within twenty (20) Business Days after the sending of the foregoing Company notice. If a Piggyback Registration is an underwritten registration, and the managing underwriters advise the Company that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing, distribution method or probability of success of such offering (an “Adverse Effect”), then the Company will include in such registration: (i) first, all of the securities that the Company proposes to sell; (ii) second, all of the securities the Company is required to register under agreements entered into in 2015 (or earlier) that have priority registration rights; and (iii) third, the Warrant Shares requested to be included by the Holder and other holders of the Warrant Shares and other securities held by stockholders that have registration rights and have requested inclusion in such registration, which in the opinion of such underwriters can be sold without an Adverse Effect on the offering, pro rata among such holders on the basis of the number of such securities owned by each such holder. To facilitate the allocation of shares in accordance with the above provisions, the underwriters may round the number of shares allocated to any holder to the nearest 100 shares. All underwriting, legal, accounting, marketing and other registration expenses of the Piggyback Registration will be borne entirely by the Company. Nothing herein shall prohibit the Company from granting registration rights in the future to security holders of the Company that rank pari pasu with the rights of the Holder.

(b) Notwithstanding anything in Section 5(a) hereof to the contrary, the Holder shall not have any registration rights hereunder unless it (i) agrees to sell its Warrant Shares on the basis provided in any underwriting arrangements approved by the Company and other Persons registering securities in the Piggyback Registration, and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements or reasonably requested by the Company.

(c) If the Company proposes to or expects that at any time it will or may consummate an offering pursuant to which the Holder has registration rights under Section 5(a) hereof, then, in connection therewith, the Company shall give Holder written notice at least twenty (20) Business Days prior to the anticipated effective date of the registration statement.

6. TRANSFERS AND EXCHANGES OF WARRANT AND WARRANT SHARES

(a) Registration of Transfers and Exchanges. Subject to Section 6(c), 6(d) and 6(e) hereof, upon the Holder’s surrender of this Warrant, with a duly executed copy of the Form of Assignment attached as Exhibit B, to the Secretary of the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder, the Company shall register in the Company’s books and records the transfer of all or any portion of this Warrant. Upon such registration of transfer, the Company shall issue a new Warrant, in substantially the form of this Warrant, evidencing the acquisition rights transferred to the transferee and a new Warrant, in similar form and dated as of the Issuance Date, evidencing the remaining acquisition rights not transferred, to the Holder requesting the transfer.

(b) Warrant Exchangeable for Different Denominations. The Holder may exchange this Warrant for a new Warrant or Warrants, in substantially the form of this Warrant, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder, each of such new Warrants to be dated the Issuance Date and to represent the right to purchase such number of Warrant Shares as shall be designated by the Holder. The Holder shall surrender this Warrant with duly executed instructions regarding such re-certification of this Warrant to the Secretary of the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder.

(c) Restrictions on Transfers. This Warrant may not be transferred at any time unless such transfer is (i) registered under the Securities Act or (ii) the Company has received (if requested by the Company) an opinion of legal counsel reasonably satisfactory to the Company that the proposed transfer of the Warrant may be lawfully effected without registration under the Securities Act.

(d) Permitted Transfers and Assignments. Notwithstanding any provision to the contrary in this Section 6, the Holder may transfer, with or without consideration, this Warrant or any of the Warrant Shares (or a portion thereof) to the Holder’s Affiliates (as such term is defined under Rule 144 of the Securities Act) without obtaining the opinion from counsel that may be required by Section 6(c)(ii), provided, that the Holder delivers to the Company and its counsel certification, documentation, and other assurances reasonably required by the Company’s counsel to enable the Company’s counsel to render an opinion to the Company’s Transfer Agent that such transfer does not violate applicable securities laws.

(e) Lockup. No transfer of this Warrant shall be effected unless the transferee agrees, in writing, to be subject to the lockup terms set forth in Section 8 of the Subscription Agreement.

7. MUTILATED OR MISSING WARRANT CERTIFICATE

If this Warrant is mutilated, lost, stolen or destroyed, upon request by the Holder, the Company will, at the Company’s expense, issue, in exchange for and upon cancellation of the mutilated Warrant, or in substitution for the lost, stolen or destroyed Warrant, a new Warrant, dated as of the Issuance Date and in substantially the form of this Warrant, representing the right to acquire the equivalent number of Warrant Shares; provided, that, the Holder provides the Company with an affidavit of loss and an indemnity agreement reasonably satisfactory to the Company.

8. PAYMENT OF TAXES

The Company will pay all transfer and stock issuance taxes attributable to the preparation, issuance and delivery of this Warrant and the Warrant Shares (and replacement Warrants) including, without limitation, all documentary and stamp taxes; provided, however, that the Company shall not be required to pay any tax in respect of the transfer of this Warrant, or the issuance or delivery of certificates for Warrant Shares or other securities in respect of the Warrant Shares to any Person or entity other than to the Holder.

9. FRACTIONAL WARRANT SHARES

No fractional Warrant Shares shall be issued upon exercise of this Warrant. The Company, in lieu of issuing any fractional Warrant Share, shall round up the number of Warrant Shares issuable to nearest whole share.

10. NO STOCK RIGHTS AND LEGEND

No holder of this Warrant, as such, shall be entitled to vote or be deemed the holder of the Warrant Shares or any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, the rights of a stockholder of the Company or the right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided herein), or to receive dividends or subscription rights or otherwise (except as provided herein).

Each certificate for Warrant Shares initially issued upon the exercise of this Warrant, and each certificate for Warrant Shares issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR (II) THE COMPANY HAS RECEIVED (IF REQUESTED BY THE COMPANY) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

11. CERTAIN INFORMATION

At all times prior to the Company’s IPO, the Company agrees to provide, subject to any legal or contractual restrictions applicable to the Company, Holder at any time and from time to time with such information as Holder may reasonably request for purposes of Holder’s compliance with regulatory, accounting and reporting requirements applicable to Holder.

12. NOTICES

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed email or facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address, email or facsimile number provided in the License Agreement executed in connection herewith, and to the Holder at the address, email or facsimile number provided in the License Agreement for such Holder executed in connection herewith, or to such other address as the Company or the Holder shall have furnished in writing in accordance with the provisions of this Section 12.

13. SEVERABILITY

If a court of competent jurisdiction holds any provision of this Warrant invalid or unenforceable, the other provisions of this Warrant will remain in full force and effect. Any provision of this Warrant held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

14. BINDING EFFECT

This Warrant shall be binding upon and inure to the sole and exclusive benefit of the Company, its successors and assigns, the registered Holder or Holders from time to time of this Warrant and the Warrant Shares.

15. REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.

The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 3 hereof).

16. SURVIVAL OF RIGHTS AND DUTIES

This Warrant shall terminate and be of no further force and effect on the earlier of the expiration of the Exercise Period or the date on which this Warrant has been exercised in full.

17. NOTICES OF RECORD DATE AND OTHER MATTERS

In connection with (a) any establishment by the Company of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or right or option to acquire securities of the Company, or any other right, or (b) any contemplated capital reorganization, reclassification, recapitalization, merger or consolidation of the Company with or into any other corporation, any transfer of all or substantially all the assets of the Company, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, or the sale, in a single transaction or series of transactions, of a majority of the Company’s voting stock (whether newly issued, or from treasury, or previously issued and then outstanding, or any combination thereof), or (c) any anticipated Change in Control not described in preceding clause(s) (a) and/or (b), the Company shall give notice to the Holder at least twenty (20) Business Days, or such longer period as may be required by law, prior to such event, a notice specifying (i) the date expected to be established as the record date for the purpose of such dividend, distribution, option or right and a description of such dividend, option or right, (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up, sale or other Change in Control is expected to become effective and (iii) the date, if any, fixed as to when the holders of record of Common Stock are expected to be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, transfer, consolation, merger, dissolution, liquidation or winding up.

18. RESERVATION OF SHARES

Prior to the expiration of the Exercise Period, the Company shall reserve and keep available out of its authorized but unissued capital stock for issuance upon the exercise of this Warrant, free from pre-emptive rights, such number of Warrant Shares for which this Warrant shall from time to time be exercisable. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation. Without limiting the generality of the foregoing, the Company covenants that it will take all such legal action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and obtain all such authorizations, exemptions or consents, including but not limited to consents from the Company’s stockholders or Board of Directors or any public regulatory body, as may be necessary to enable the Company to perform its obligations under this Warrant.

19. NO THIRD PARTY RIGHTS

This Warrant is not intended, and will not be construed, to create any rights in any parties other than the Company and the Holder, and no Person or entity may assert any rights as third- party beneficiary hereunder.

20. AMENDMENT PROVISION

This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument referring to this Warrant and to this Section 20 in particular and signed by the party against which enforcement of said change, waiver, discharge or termination is sought.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the Issuance Date first set forth above.

VARIANT PHARMACEUTICALS, INC.

By:
Name:
Title:

EXHIBIT A

NOTICE OF EXERCISE

(To be executed by the Holder of Warrant if such Holder desires to exercise Warrant)

To Variant Pharmaceuticals, Inc.:

The undersigned hereby irrevocably elects to exercise this Warrant and to purchase thereunder, ___________ Warrant Shares issuable upon exercise of the Warrant and:

(i) delivery of $____________ (in cash, certified check, bank draft or money order, as provided for in the foregoing Warrant) and any applicable taxes payable by the undersigned pursuant to such Warrant; or

(ii) surrender of shares in connection with a Net Issue Exercise (as set forth in the foregoing Warrant) and any applicable taxes payable by the undersigned pursuant to such Warrant.

The undersigned requests that certificates for such shares be issued in the name of:

(Please print name, address and social security or federal employer identification number (if applicable))

If the shares issuable upon this exercise of the Warrant are not all of the Warrant Shares which the Holder is entitled to acquire upon the exercise of the Warrant, the undersigned requests that a new Warrant evidencing the rights not so exercised be issued, dated as of the Issuance Date, in the name of and delivered to:

(Please print name, address and social security or federal employer identification number (if applicable))

The undersigned hereby represents and warrants that (i) the undersigned meets the requirements of at least one of the suitability standards for an “accredited investor” as that term is defined in Regulation D as promulgated by the United States Securities and Exchange Commission; (ii) the undersigned is acquiring the Warrant Shares solely for the undersigned’s account for investment purposes only and not with a view to or intent of resale or distribution thereof, in whole or in part, in violation of the Securities Act of 1933, as amended (the “Act”), and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Act, without prejudice, however, to the undersigned’s right at all times to sell or otherwise dispose of all or any part of the Warrant Shares in compliance with applicable federal and state securities laws and in compliance with any transfer restriction to which the applicable Warrant Shares may be subject at any time or from time to time; and (iii) the undersigned has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the License Agreement and the Subscription Agreement to evaluate the merits and risks of an investment in the Company and the Warrant Shares and to make an informed investment decision with respect thereto.

Name of Holder (print):___________________________________

(Signature): ___________________________________________

(By:)_________________________________________________

(Title:) _______________________________________________

Dated: _______________________________________________

EXHIBIT B

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, ____________________ hereby sells, assigns and transfers to each assignee set forth below all of the rights of the undersigned under the Warrant (as defined in and evidenced by the attached Warrant) to acquire the number of Warrant Shares set opposite the name of such assignee below and in and to the foregoing Warrant with respect to said acquisition rights and the shares issuable upon exercise of the Warrant:

Name of Assignee	Address	Number of Shares

If the total of the Warrant Shares are not all of the Warrant Shares evidenced by the foregoing Warrant, the undersigned requests that a new Warrant dated as of the Issuance Date and evidencing the right to acquire the Warrant Shares not so assigned be issued in the name of and delivered to the undersigned.

Name of Holder (print):___________________________________

(Signature): ___________________________________________

(By:)_________________________________________________

(Title:) _______________________________________________

Dated: _______________________________________________